Exhibit 1

Execution Version

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of November 15, 2021 (this “Agreement”), is entered into by and between [   ] (the “Holder”) and MONEYLION INC., a Delaware corporation (the “Company”). All capitalized terms used but not defined herein shall have the meanings set forth in that certain Membership Interest Purchase Agreement dated as of November 15, 2021 (the “Purchase Agreement”), by and among MoneyLion Technologies Inc., a Delaware corporation (the “Buyer”), Malka Media Group, LLC, a New York limited liability company (“Malka”), the Seller Members, and the Sellers’ Representative.

Section 1. Issuance of Restricted Stock. Pursuant to the Purchase Agreement, the Company hereby issues to the Holder shares of Common Stock, par value $0.0001, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein and conditioned in part on the Holder’s execution and delivery of this Agreement.

In the event the Company becomes obligated to pay to Holder any shares of Common Stock in connection with (i) the 2021 Earnout Payment or (ii) the 2022 Earnout Payment, such payment(s) shall be conditioned in part on the Holder’s prior execution and delivery of an equivalent Agreement.

Section 2. Restricted Shares;

(a) Subject to Section 2(b), the shares of Common Stock issued to the holder pursuant to Section 1 (the “Restricted Shares”) shall vest in accordance with the following schedule (such vested shares, the “Earned Shares”):

(i) with respect to the Common Stock issued in connection with the Closing Stock Payment, in four (4) equal installments on (a) December 31, 2021, (b) March 31, 2022, (c) June 30, 2022, and (d) September 30, 2022.

(b) Subject to Section 2(b)(i) and Section 2(b)(ii), and pursuant to the Purchase Agreement, certain Restricted Shares shall become Earned Shares as of immediately prior to the earlier to occur of the closing of (a) sale, transfer, or assignment of a majority of the Equity Interests of the Company, Malka or Buyer following Closing to a Person other than an Affiliate of any of the foregoing; (b) the merger of the Company, Malka or Buyer with or into another Person such that a majority of the Equity Interests of the surviving company are held by any Person other than Buyer or any Affiliate of Buyer; or (c) the sale of a majority of the assets of Malka to any Person following Closing, including, but not limited to, an Affiliate of Buyer, but not, for the avoidance of doubt, including the Company, Buyer or any wholly owned direct or indirect subsidiary of Buyer (a “Change of Control”):

(i) In the event of a Change of Control prior to December 31, 2021, if the 2021 Annualized Amount is equal to or greater than the Minimum 2021 Revenue and EBITDA Amount and as adjusted pro rata in the same manner as used to calculate the 2021 Annualized Amount, then any Restricted Shares associated with the Closing Stock Payment, 2021 Earnout Payment, and 2022 Earnout Payment shall immediately be deemed Earned Shares as-of immediately prior to the date of such Change of Control; and

(ii) In the event of a Change of Control prior to December 31, 2022, If the 2022 Annualized Amount is equal to or greater than the Minimum 2022 Revenue and EBITDA Amount and as adjusted pro rata in the same manner as used to calculate the 2022 Annualized Amount, then any Restricted Shares of the Seller Members associated with the Closing Stock Payment, 2021 Earnout Payment (to the extent the Company is obligated to make such payment pursuant to the terms of the Purchase Agreement) and 2022 Earnout Payment shall immediately be deemed Earned Shares as-of immediately prior to the date of such Change of Control.

Section 3. Valid Issuance of Restricted Shares. The Company represents and warrants to the Holder that the Restricted Shares have been validly issued and are fully paid and nonassessable, free from all taxes, liens and charges created by the Company with respect to the issue thereof (except as may set forth in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Bylaws (the “Bylaws”), each as may be amended from time to time).

Section 4. Representations, Warranties and Acknowledgement of Holder.

(a) The Holder hereby represents and warrants to the Company as follows:

(i) The Holder has the requisite power and authority to enter into and deliver this Agreement, perform its obligations hereunder, and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Holder and is a valid, legal and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

(ii) The Holder is acquiring the Restricted Shares for its own account as principal, for investment purposes only, not for any other person or entity and not for the purposes of resale or distribution.

(iii) The Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(iv) The execution and delivery of this Agreement by the Holder, the performance by the Holder of its obligations hereunder and the consummation by the Holder of the transactions contemplated hereby do not and will not (a) materially violate or materially conflict with any law applicable to the Holder or any of the Holder’s assets or properties or (b) violate or conflict with in any material respect, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, any agreement to which the Holder is a party or by which any of its assets or properties is bound. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any governmental entity, or any other person or entity, is required to be made or obtained by the Holder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(b) The Holder hereby acknowledges that agrees that:

(i)   Except as set forth herein, the Holder has received no representations or warranties from the Company or any other person or entity acting on behalf of the Company.

(ii) The Restricted Shares are being acquired by the Holder in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. The Restricted Shares have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and no such agency has passed on the accuracy or adequacy of disclosures made to the Holder by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Restricted Shares or an investment in the Company.

(iii) The Restricted Shares have not been registered under the Securities Act, or the securities laws of any state and, unless the Restricted Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. There is not and will not be any public trading market for the Restricted Shares and, as a result the Holder may be unable to sell or dispose of its interest in the Company.

(iv) The certificates representing the Restricted Shares, if issued, will bear a legend that prohibits the transfer of the Restricted Shares unless the Restricted Shares is registered or such registration is not required in the opinion of counsel for the Company.

(v) Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares.

(vi) The Holder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Holder to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

Section 5. Stockholder Rights. The Holder, during the duration of this Agreement, shall be considered the record owner of the Restricted Shares issued to Holder and any portion thereof that become Earned Shares; provided, however, that the Holder shall not be entitled to vote such Restricted Shares or transfer such Restricted Shares (subject to Section 8 below) unless and until, and solely to the extent that, such Restricted Shares become Earned Shares in accordance with Section 2 hereof.

Section 6. Dividends. The Holder shall be entitled to share in any dividends (whether such dividend is in the form of cash, debt securities, equity securities, rights or other property) in respect of shares of Common Stock declared by the Board pursuant to the terms of the Charter pro rata in accordance with the total number of Restricted Shares and Earned Shares owned by the Holder.

Section 7. Restrictions on Transfer. In addition to any other limitation on transfer created by applicable securities laws, this Agreement, the Restricted Shares and all rights and obligations of the Holder hereunder shall not be transferred without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. Holder shall not Transfer any interest in the Restricted Shares except in compliance with the provisions herein, applicable securities laws, the Charter, the Amended and restated Bylaws of the Company and any other applicable agreement to which the Company, the Holder and/or the proposed transferees may be a party. Any attempted Transfer in violation of this provision shall be void and of no legal force. For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Restricted Shares. The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat any transferee to whom such shares shall have been so transferred as owner of such shares or to accord any other rights or privileges with respect to such shares

Section 8. Lock-up. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares and Earned Shares and all rights and obligations of the Holder hereunder shall not be transferred, assigned or delegated, in whole or in part, prior to the termination of the MoneyLion Lock-Up Period. As used herein, the “MoneyLion Lock-Up Period” shall mean the period terminating on the earlier of (i) March 21, 2022 and (ii) the date on which the Common Share Price (as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 11, 2021, by and among Fusion Acquisition Corp., ML Merger Sub, Inc. and MoneyLion Inc.) is equal to or greater than $12.00 (provided that, for purposes of this clause (ii), the measurement period for determining the Closing Share Price (as defined in the Merger Agreement) shall commence no earlier than November 21, 2021).

Section 9. Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

THE SECURITIES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO FORFEITURE IN FOUR EQUAL INSTALLMENTS ON DECEMBER 31, 2021, MARCH 31, 2022, JUNE 30, 2022, AND SEPTEMBER 30, 2022, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

Section 10. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Holder’s employment for any reason at any time, with or without cause and with or without notice, or as otherwise set forth in an applicable between the Holder and the Company (or a parent or subsidiary of the Company).

Section 11. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, or via facsimile, addressed as follows:

If to the Company, to:

MoneyLion Inc.

30 West 21st Street, Ninth Floor

New York, New York 10010

Attention: General Counsel’s Office

Email: legal@moneylion.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Attention: Andrew Gilbert, Esq.

Email: Andrew.gilbert@us.dlapiper.com

If to the Holder, to:

__________________

__________________

__________________

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

Section 12. Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

(b) ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS WARRANT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF DELAWARE LOCATED IN NEW CASTLE COUNTY OR THE DISTRICT OF DELAWARE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

(c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

Section 13. Assignment. Except in connection with any transfer of this Agreement in accordance with the terms and conditions herein, no right or obligation arising under this Agreement may be assigned by the Holder without the prior written consent of the Company. This Agreement shall bind and inure to the benefit of the Company, the Holder and each of their respective permitted successors and permitted assigns.

Section 14. Counterparts. This Agreement may be executed in counterparts (including by facsimile or email transmission), all of which together shall constitute one and the same agreement.

Section 15. No Amendment, Modification, Waiver, etc. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company and the Holder.

Section 16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

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Execution Version

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

MONEYLION INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[HOLDER]

______________________